Exhibit 10.2

SUPPLEMENT

to the

Loan and Security Agreement

dated as of March 21, 2023

among

LifeMD, Inc. (“Borrower”)

Avenue Venture Opportunities Fund, L.P. II, L.P., a Delaware limited partnership (“Avenue 2”), as a lender

and

Avenue Venture Opportunities Fund, L.P., a Delaware limited partnership (“Avenue” and, in its capacity as a lender, together with Avenue 2, each a “Lender” and collectively, “Lenders,” and in its capacity as administrative agent and collateral agent, “Agent”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of March 21, 2023 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and among Borrower, Lenders and Agent. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 11 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1 - Additional Definitions:

“Amortization Period” means the period commencing on the first day of the first full calendar month following the Interest-only Period and continuing until the Maturity Date.

“Cash Flow” means normal course cash flow from operating activities excluding interest expense, preferred stock dividends and, in Lenders’ reasonable discretion, any other extraordinary expense, plus cash flow from investing activities, as shown in Borrower’s filings with the Securities and Exchange Commission.

“Commitment” means, subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, Lenders’ commitment to make Growth Capital Loans to Borrower in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000) to be funded on the Closing Date (“Tranche 1A”) and, subject to the conditions in Sections 1(b) and 1(c) of Part 2, up to Five Million Dollars ($5,000,000) to be funded between the Tranche 1B Start Date and on or before the Tranche 1B End Date (“Tranche 1B”). At the request of the Borrower, Lenders may make additional Growth Capital Loans to Borrower of up to an additional Twenty Million Dollars ($20,000,000) (the “Discretionary Tranche 2 Additional Availability Amount”), to be funded between the Discretionary Tranche 2 Start Date and on or before the Discretionary Tranche 2 End Date as Borrower and Lenders may mutually agree, subject to Borrower’s full draw-down of Tranche 1B, compliance with the covenants set forth in Part 2, Section 8 below, and approval of Lenders’ Investment Committees, in their sole discretion, provided that, as of the Closing Date, the Discretionary Tranche 2 Additional Availability Amount shall not be considered, and is not, committed hereunder by any Lender and there shall be no fees associated with the Discretionary Tranche 2 Additional Availability Amount until mutually agreed between Borrower and Lender. Notwithstanding the above, as to any Lender, the obligation of such Lender to make Growth Capital Loans subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement shall not exceed the amount set forth under the heading Tranche 1A Commitment or Tranche 1B Commitment, as applicable, opposite such Lender’s name on Schedule 1 to this Supplement.

“Designated Rate” means, for each Growth Capital Loan, a variable rate of interest per annum equal to the greater of (i) the sum of four and three-quarters percent (4.75%) plus the Prime Rate, and (ii) twelve and one-half percent (12.50%). Changes to the Designated Rate based on changes to the Prime Rate shall be effective as of the next scheduled interest payment date immediately following such change.

“Discretionary Tranche 2 End Date” means the last day of the Interest-only Period.

“Discretionary Tranche 2 Start Date” means the later of (a) October 1, 2023, or (b) the date Lenders’ Investment Committees, in their sole discretion, approve the issuance of Discretionary Tranche 2, so long as there has been no Default and Borrower is in compliance with the covenants set forth in Part 2, Section 8 below.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to three and one-half percent (3.50%) of the Commitment amount of Twenty Million Dollars ($20,000,000).

“Growth Capital Loan” means any Loan requested by Borrower and funded by a Lender under its Commitment for general corporate purposes of Borrower, and for the purpose of refinancing up to Five Million Dollars ($5,000,000) of Borrower’s Series B Preferred Stock provided that (i) such refinancing takes place after September 30, 2023, and (ii) Borrower is in compliance with the terms of the Loan and Security Agreement and this Supplement both immediately before and after giving effect to such refinancing.

“Interest-only Milestone” means Borrower has been in continued covenant compliance since the Closing Date and has achieved at least One Hundred Fifty Million Dollars ($150,000,000.00) of trailing twelve (12) month net revenue, measured as of September 30, 2024, subject to written evidence of the same, in form and content reasonably acceptable to Lenders.

“Interest-only Period” means the period commencing on the Closing Date and continuing until the eighteenth (18th) month anniversary of the Closing Date; provided, however, that such period shall be extended for six (6) months if as of the last day of the Interest-only Period then in effect, Borrower has achieved the Interest-only Milestone; provided, further, however, that the Interest-only Period shall not exceed twenty-four (24) months.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Loan Commencement Date” means, with respect to each Growth Capital Loan: (a) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month; or (b) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Maturity Date” means October 1, 2026.

“Prepayment Fee” means, with respect to any prepayment of the Loans:

(i) if the prepayment occurs during the period commencing on the Closing Date and ending on (but including) the first anniversary of the Closing Date, an amount equal to the principal amount of such Loans prepaid multiplied by three percent (3.00%); and

(ii) if the prepayment occurs during the period commencing on the day after the first anniversary of Closing Date and ending on (but including) the second anniversary of the Closing Date, an amount equal to the principal amount of such Loans prepaid multiplied by one and one-half percent (1.50%); and

(iii) if the prepayment occurs during the period commencing on the day after the second anniversary of the Closing date and ending on (but excluding) the Maturity Date, an amount equal to the principal amount of the Loans prepaid multiplied by one percent (1.00%).

“Primary Operating Account” shall be the bank account set forth in Section 6 below, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement.

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“Prime Rate” is the rate of interest per annum from time to time published in the Money Rates Section of the print edition of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement; and provided further that if such rate of interest, as set forth from time to time in the Money Rates Section of the print edition of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by Silicon Valley Bank as its prime rate in effect at its principal office in the State of California (such announced Prime Rate not being intended to be the lowest rate of interest charged by such institution in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement.

“Revenue” means revenue, determined in accordance with GAAP.

“SPAC Transaction” means any transaction involving Borrower and any special purpose acquisition company, whether by merger, acquisition, public (or other) offering, sale, transfer or other exchange, of equity securities, or otherwise.

“Termination Date” means the earlier of: (i) the date Lenders may terminate making Growth Capital Loans or extending other credit pursuant to the rights of Lenders under Article 7 of the Loan and Security Agreement; and (ii) the last day of the Interest-only Period.

“Tranche 1A” means the initial Growth Capital Loan funded on the Closing Date in the amount of Fifteen Million Dollars ($15,000,000)

“Tranche 1A Commitment” means, as to any Lender, subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, the obligation of such Lender, if any, to make Growth Capital Loans to the Borrower on the Closing Date in a principal amount not to exceed the amount set forth under the heading Tranche 1A Commitment opposite such Lender’s name on Schedule 1 hereto.

“Tranche 1B” means the Growth Capital Loans funded beginning on the Tranche 1B Start Date and ending on the Tranche 1B End Date in the aggregate amount of up to Five Million Dollars ($5,000,000).

“Tranche 1B Commitment” means, as to any Lender, subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, the obligation of such Lender, if any, to make Growth Capital Loans to the Borrower beginning on the Tranche 1B Start Date to be funded on or before the Tranche 1B End Date, subject to the conditions in Section 1(b) of Part 2 in a principal amount not to exceed the amount set forth under the heading Tranche 1B opposite such Lender’s name on Schedule 1 hereto.

“Tranche 1B End Date” means December 31, 2023.

“Tranche 1B Start Date” means October 1, 2023.

“Warrant” is defined in Part 2, Section 3(a) hereof.

Part 2 - Additional Covenants and Conditions:

1. Growth Capital Loan Facility. Subject to satisfaction of the conditions precedent specified in Sections 4.1 and Section 4.2 of the Loan and Security Agreement and this Supplement, each Lender agrees to make Growth Capital Loans to Borrower under Lenders’ Commitment from time to time from and after the Closing Date up to and including the Termination Date in an aggregate, original principal amount up to, but not exceeding, then then-unfunded portion of Lenders’ Commitment, as follows:

(a) Tranche 1A. Each Lender shall fund its pro rata share of the Tranche 1A Commitment in the amount of Fifteen Million Dollars ($15,000,000) on the Closing Date.

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(b) Tranche 1B. Each Lender shall fund its pro rata share of the Tranche 1B Commitment in the amount of Five Million Dollars ($5,000,000) upon Borrower’s request for a Tranche 1B Loan during the period commencing on the Tranche 1B Start Date and ending on the Tranche 1B End Date in an aggregate, original principal amount up to, but not exceeding, the then-unfunded portion of Lender’s Tranche 1B Commitment.

(c) Minimum Funding Amount; Maximum Number of Borrowing Requests. Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate, original principal amount of One Million Dollars ($1,000,000.00); provided, however, that the initial Growth Capital Loan shall be funded on the Closing Date in a minimum original principal amount of Fifteen Million Dollars ($15,000,000.00). Borrower shall not submit a Borrowing Request more frequently than once per calendar month;

(d) Repayment of Growth Capital Loans. Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal shall be fully amortized over the Amortization Period in equal, monthly principal installments plus, in each case, unpaid interest thereon at the Designated Rate, commencing after the Interest-only Period of interest-only installments at the Designated Rate. In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Agent (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs (it being understood that this clause (i) shall not apply in the case the Borrowing Date is on the same date as the Loan Commencement Date), and (ii) the first (1st) interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each month during the Interest-only Period thereafter, Borrower shall pay to Agent interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month. Commencing on the first day of the first full month after the end of the Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Agent equal consecutive monthly principal installments in advance in an amount sufficient to fully amortize the Loan evidenced by such Note over the Amortization Period, plus interest at the Designated Rate for such month. On the Maturity Date, all principal and accrued interest then remaining unpaid and the Final Payment shall be due and payable.

2. Prepayment. The Growth Capital Loans may be prepaid as provided in this Section 2 only. Borrower may prepay Growth Capital Loans in whole or in part, at any time upon no less than five (5) Business Days’ prior written notice to Lenders, by tendering to each Lender a cash payment in respect of such Loans in an amount determined by such Lender equal to the sum of: (i) the aggregate outstanding principal amount of such Loans to be prepaid; (ii) the accrued and unpaid interest on such Loans as of the date of prepayment; (iii) the Prepayment Fee; and (iv) the Final Payment, if applicable; provided that, such prepayments shall be in minimum increments of no less than $5,000,000, and if a Lender has not yet exercised its rights under Section 3(d) hereof, Borrower shall provide written notice of prepayment at least ten (10) days in advance of the proposed prepayment date and such Lender shall have the option, with respect to the Conversion Option, to exercise its rights pursuant to Section 3(d) hereof by delivering written notice to Borrower at least two (2) Business Days in advance of the proposed prepayment date.

3. Issuance of Warrant; Right to Invest; Conversion Right.

(a) Warrant. As additional consideration for the making of the Commitment, each Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “Warrant”).

(b) Warrant General. The Warrant shall be in form and substance reasonably satisfactory to the applicable Lender.

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(c) Right to Invest. The Lenders shall, subject to compliance with applicable securities laws, have the right, in their discretion, but not the obligation, to invest up to an aggregate of One Million Dollars ($1,000,000.00) in equity securities of Borrower on the same terms, conditions, and pricing offered by Borrower to any investor existing at such time, in connection with any offering of Borrower’s equity securities, including in connection with a private placement concurrent with any direct listing of Borrower’s equity securities (at the direct listing price) or SPAC Transaction (at the effective price per share in such SPAC Transaction); provided, however, such terms shall exclude a seat on the Borrower’s Board of Directors, which may be offered to other investors at Borrower’s discretion. This right shall expire upon the earlier of repayment of the Indebtedness under the Loan and Security Agreement and October 1, 2024. The Lenders may allocate the One Million Dollar investment opportunity between themselves in their sole discretion. Notwithstanding the foregoing, each Lender’s right to invest as set forth in this clause (c) shall automatically terminate on the Maturity Date (or such earlier date that the Commitments have terminated and the Obligations are repaid in full (other than inchoate indemnity obligations).

(d) Conversion Right. The Lenders shall have the right, in their discretion, but not the obligation, at any time and from time to time, while the Loan is outstanding, to convert an amount of up to Two Million Dollars ($2,000,000.00) of the principal amount of the outstanding Growth Capital Loans (the “Conversion Option”) into Borrower’s unrestricted, freely tradable Common Stock at a price per share equal to one hundred twenty percent (120.00%) of the Stock Purchase Price set forth (and as defined) in the Warrant (the “Conversion Price;” the exercise of such Conversion Option, a “Conversion”). The Conversion Option will be exercised by such Lender delivering a written, signed conversion notice to the Borrower in accordance with this Section 3(d), which will include (i) the date of which the conversion notice is given, (ii) a statement to the effect that the applicable Lender is exercising the Conversion Option, (iii) the amount in respect of which the Conversion Option is being exercised and the number of shares issued and (iv) a date on which the allotment and issuance of the shares is to take place.

4. Commitment Fee. Borrower shall pay to each Lender, pro-rata in accordance with each Lender’s respective Commitment, a commitment fee in the amount of one percent (1.00%) of the Twenty Million Dollars ($20,000,000.00) Commitment due and payable on the Closing Date, of which Twenty-Five Thousand Dollars ($25,000.00) has been paid by Borrower to Agent as an advance deposit prior to the date hereof. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, each Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and such Lender’s pro rata share of the Commitment shall have been approved by its investment committee. If this condition is not satisfied, the Twenty-Five Thousand Dollars ($25,000.00) advance deposit previously paid by Borrower shall be refunded. Except as set forth in this Section 4, the Commitment Fee is not refundable.

5. Documentation Fee Payment. On the Closing Date, Borrower shall reimburse each Lender and Agent pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its reasonable and documented out-of-pocket attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and (ii) such Lender’s and Agent’s costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens.

6. Borrower’s Primary Operating Account and Wire Transfer Instructions:1

Institution Name:	JPMorgan Chase
Address:	JPMorgan Chase, New York, NY 10017
ABA No.:	021000021
Contact Name:	Sydney Vaughn
Phone No.:	713-216-2574
E-mail:	Sydney.b.vaughn@jpmorgan.com
Account Title:	LifeMD, Inc. Operating
Account No.:	xxxxxx379

1 Company: Please complete.

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7. Debits to Account for ACH Transfers. For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6 above, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrower hereby agrees that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal, interest and fees due to each Lender will be automatically debited by each Lender from the same account. Borrower hereby confirms that the bank at which the Primary Operating Account is maintained uses that same ABA Number for incoming wires transfers to the Primary Operating Account and outgoing ACH transfers from the Primary Operating Account.

8. Financial Covenants. Borrower at all times shall comply with the following financial covenants:

(a) Minimum Unrestricted Cash. Commencing on the Closing Date, Borrower shall at all times maintain at least Five Million Dollars ($5,000,000) in unrestricted cash held in Deposit Accounts as to which an account control agreement has been executed and delivered to Agent, tested monthly.

(b) Cash Flow. Commencing with the quarter ending September 30, 2023, and as of the last day of each quarter thereafter, Borrower shall not incur a trailing six (6) month Cash Flow of less than Two Million Dollars ($2,000,000).

9. Post-Closing Covenants. Borrower shall use commercially reasonable efforts to deliver to Agent the following items:

(a) On or before the sixtieth (60th) day after the Closing Date, a Waiver (in accordance with Section 5.9(e) of the Agreement) from the owner, operator, landlord or other Person in possession of tangible Collateral at 211 South 9th Street, Columbia, PA 17512.

(b) On or before the thirtieth (30th) day after the Closing Date, evidence of Borrower’s qualification in the State of New York, together with a good standing certificate.

Part 3 - Additional Representations:

Borrower represents and warrants that as of the Closing Date and, subject to any written updates of the information set forth below by Borrower to each Lender and Agent, each Borrowing Date:

a)	Its chief executive office is located at: 236 Fifth Avenue, 4th Floor, New York, NY 100001.

b)	Its Equipment is located at: N/A

c)	Its Inventory (only OTC product) is located at: 211 South 9th Street, Columbia, PA 17512

d)	Its Records are located at: 236 Fifth Avenue, 4th Floor, New York, NY 100001

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: 5882 Bolsa Avenue, Huntington Beach, CA 92649; 651 Brookfield Parkway, Greenville, SC 29607; 211 South 9th Street, Columbia, PA 17512.

f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: Conversion Labs, Inc.; Immudyne, Inc.

g)	Its state corporation identification number is: 2412596

h)	Its U.S. federal tax identification number is: 76-0238453

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i)	Including Borrower’s Primary Operating Account identified in Section 6 above, Borrower maintains the following Deposit Accounts and investment accounts:

Institution Name:	First Republic Bank
Address:	111 Pine Street San Francisco, CA 84111
ABA No.:
Contact Name:
Phone No.:
E-mail:
Account Title:
Account No.:	xxxxxxxx984
Account No.:

Part 4 - Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”

[Remainder of this page intentionally left blank; signature page follows]

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[Signature page to Supplement to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

LIFEMD, INC.

	By:	/s/ Marc Benathen
	Name:	Marc Benathen
	Title:	Chief Financial Officer

Address for Notices:	LifeMD, Inc.
236 Fifth Avenue, 4th Floor
New York, NY 10001
Attn: Marc Benathen, CFO
Fax #
Phone #

[Signature page to Supplement to Loan and Security Agreement—continued]

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

	By:	Avenue Venture Opportunities Partners, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
	Attn:	Todd Greenbarg, Senior Managing Director
Email:
Phone:

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

	By:	Avenue Venture Opportunities Partners, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
	Attn:	Todd Greenbarg, Senior Managing Director
Email:
Phone:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

	By:	Avenue Venture Opportunities Partners II, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
	Attn:	Todd Greenbarg, Senior Managing Director
Email:
Phone:

EXHIBIT “A”

FORM OF PROMISSORY NOTE

[Note No. X-XXX]

$____________________	[________], 202__

The undersigned (“Borrower”) promises to pay to the order of ________________ (“Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a variable rate per annum equal to the sum of to the greater of (i) the sum of four and three-quarters percent (4.75%) plus the Prime Rate, and (ii) twelve and one-half percent (12.50%) (the “Designated Rate”), according to the payment schedule described herein, except as otherwise provided herein. In addition, on the Maturity Date, the Borrower promises to pay to the order of Lender (i) all principal and accrued interest then remaining unpaid and (ii) the Final Payment (as defined in the Supplement to the Loan Agreement (as defined herein)).

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement, dated as of March 21, 2023, among Borrower, Lender, the other lender party thereto and Agent (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as provided under Section 2 of Part 2 of the Supplement to the Loan Agreement.

This Note may be prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate, compounded monthly. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any scheduled payment under this Note by more than five (5) days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

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[Signature page to Promissory Note]

This Note shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

Borrower’s execution and delivery of this Note via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Note and agreement to and acceptance of the terms hereof for all purposes. The fact that this Note is executed, signed, stored or delivered electronically shall not prevent the assignment or transfer by Lender of this Note pursuant to the terms of the Loan Agreement or the enforcement of the terms hereof. Physical possession of the original of this Note or any paper copy thereof shall confer no special status to the bearer thereof. In no event shall an original ink-signed paper copy of this Note be required for any exercise of Lender’s rights hereunder.

LIFEMD, INC.

By:
Name:	Marc Benathen
Its:	Chief Financial Officer

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EXHIBIT “B”

FORM OF BORROWING REQUEST

[__], 202__

Avenue Venture Opportunities Fund, L.P.

11 West 42nd Street, 9th Floor

New York, New York 10036

Avenue Venture Opportunities Fund II, L.P.

11 West 42nd Street, 9th Floor

New York, New York 10036

Re:	LIFEMD, INC.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of March 21, 2023 (as amended, restated or supplemented from time to time, the “Loan Agreement”; the capitalized terms used herein as defined therein), among Avenue Venture Opportunities Fund, L.P. (“Avenue”), as administrative agent and collateral agent (in such capacity, “Agent”), and as a lender, Avenue Venture Opportunities Fund II, L.P. (“Avenue 2” and together with Avenue, in its capacity as a lender, collectively, “Lenders”, and each a “Lender”), and LifeMD, Inc.. (“Borrower”).

The undersigned is the ____________________ of Borrower and hereby requests on behalf of Borrower a Loan under the Loan Agreement, and in that connection certifies as follows:

1. The amount of the proposed Loan is _______________________ Dollars ($_________________). The Borrowing Date of the proposed Loan is ___________________ (the “Borrowing Date”).

(a) On the Borrowing Date,

(i) Avenue will wire $[_________] less fees and expenses to be deducted on the Borrowing Date of (a) [$___] in respect to the Commitment Fee, of which $25,000 has been paid to Avenue prior to the date hereof, (b) $[_________] in respect to the interest fee, and (c) $[_________] in respect to the legal fees for net proceeds of $[___________], and

(ii) Avenue 2 will wire $[_________] less fees and expenses to be deducted on the Borrowing Date of (a) [$___] in respect to the Commitment Fee, of which [$___] has been paid to Avenue 2 prior to the date hereof, (b) $[_________] in respect to the interest fee, and (c) $[_________] in respect to the legal fees for net proceeds of $[___________]

to Borrower pursuant to the following wire instructions: 2

Institution Name:
Address:
ABA No.:
Contact Name:
Phone No.:
E-mail:
Account Title:
Account No.:

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(b) On the Borrowing Date, (i) Avenue will wire $[__________], and (ii) Avenue 2 will wire $[__________] to GCA Law Partners LLP for fees and expenses pursuant to the following wire instructions:3

Institution Name:	First Republic Bank 111 Pine Street San Francisco, CA 94111
ABA No.:	321 081 669
Account Title:	GCA Law Partners LLP
Account No.:	80007859509
Reference:
Confirm remittance:	sfoster@gcalaw.com

2. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of Borrower contained in Article 3 of the Loan Agreement and Part 3 of the Supplement are true and correct in all material respects other than those representations and warranties expressly referring to a specific date which are true and correct in all material respects as of such date, and the conditions precedent described in Sections 4.1 and/or 4.2 of the Loan Agreement and Part 2 of the Supplement, as applicable, have been met.

3. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

4. Borrower’s most recent financial statements, financial projections or business plan dated ____________, as reviewed by Borrower’s Board of Directors, are enclosed herewith in the event such financial statements, financial projections or business plan have not been previously provided to Agent.

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3 To be included in the Borrowing Request on the Closing Date. The executed Borrowing Request must be delivered 2 Business Days prior to the Closing Date.

2

[Signature page to Borrowing Request]

Borrower shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,
LifeMD, Inc.

By:
Name:	Marc Benathen
Title:*	Chief Financial Officer

* Must be executed by Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “C”

FORM OF

COMPLIANCE CERTIFICATE

Avenue Venture Opportunities Fund, L.P.

11 West 42nd Street, 9th Floor

New York, New York 10036

Avenue Venture Opportunities Fund II, L.P.

11 West 42nd Street, 9th Floor

New York, New York 10036

Re:	LIFEMD, INC.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of March 21, 2023 (as may be supplemented, amended and modified from time to time, the “Loan Agreement,” the capitalized terms used herein as defined therein), among Avenue Venture Opportunities Fund, L.P. (“Avenue”), as administrative agent and collateral agent (in such capacity, “Agent”), and as a lender, Avenue Venture Opportunities Fund II, L.P. (“Avenue 2” and together with Avenue, acting in its capacity as a lender, collectively, “Lenders”, and each a “Lender”), and LifeMD, Inc.(“Borrower”).

The undersigned authorized representative of Borrower hereby certifies in such capacity that in accordance with the terms and conditions of the Loan Agreement, (i) no Default or Event of Default has occurred and is continuing, except as noted below, and (ii) Borrower is in compliance for the financial reporting period ending ____________________________ with all required financial reporting under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned authorized representative of Borrower further certifies in such capacity that: (a) the accompanying financial statements have been prepared in accordance with Borrower’s past practices applied on a consistent basis, or in such manner as otherwise disclosed in writing to Agent, throughout the periods indicated; and (b) the financial statements fairly present in all material respects the financial condition and operating results of Borrower and its Subsidiaries, if any, as of the dates, and for the periods, indicated therein, subject to the absence of footnotes and normal year-end audit adjustments (in the case of interim monthly financial statements), except as explained below.

Please provide the following requested information and

indicate compliance status by circling (or otherwise indicating) Yes/No under “Included/Complies”:

REPORTING REQUIREMENT	REQUIRED	INCLUDED/COMPLIES

Balance Sheet, Income Statement &	Monthly, within 30 days	YES / NO / N/A
Cash Flow Statement

Operating Budgets, 409(A) Valuations &
Updated Capitalization Tables	As modified	YES / NO / N/A

Annual Financial Statements	Annually, within 180 day of fiscal year-end	YES / NO / N/A

Board Packages	As modified	YES / NO / N/A

Date of most recent Board-approved
budget/plan ________________

Any change in budget/plan since version most recently
delivered to Agent		YES / NO / N/A
If Yes, please attach

Date of most recent capitalization table: ____________________

Any changes in capitalization table since version most recently delivered to Agent?:		YES / NO / N/A

If Yes, please attach a copy of latest capitalization table

1

FINANCIAL COVENANTS	REQUIRED	ACTUAL	INCLUDED/COMPLIES

Minimum Unrestricted Cash	$5,000,000	$_________	YES / NO / N/A

Trailing 6-month Cash Flow	$2,000,000	$_________	YES / NO / N/A
(measured quarterly commencing with period ending 9/30/23)

EQUITY & CONVERTIBLE NOTE FINANCINGS

Please provide the following information (if applicable) regarding Borrower’s most-recent equity and/or convertible note financing each time this Certificate is delivered to Agent

Date of Last Round Raised: _____________
Has there been any new financing since the last Compliance Certificate submitted?	YES / NO
If “YES” please attach a copy of the Capitalization Table

Date Closed: ______________ Series: _________ Per Share Price: $_________________
Amount Raised: _______________ Post Money Valuation: _____________

Any stock splits since date of last report?	YES / NO
If yes, please provide any information on stock splits which would affect valuation:

Any dividends since date of last report?	YES / NO
If yes, please provide any information on dividends which would affect valuation:

Any unusual terms? (i.e., Anti-dilution, multiple preference, etc.)	YES / NO
If yes, please explain:

ACCOUNT CONTROL AGREEMENTS

Pursuant to Section 6.11 of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, it maintains only those deposit and investment accounts set forth below; and (ii) to the extent required by Section 6.11 of the Loan Agreement, a control agreement has been executed and delivered to Agent with respect to each such account [Note: If Borrower has established any new account(s) since the date of the last compliance certificate, please so indicate].

2

Deposit Accounts4

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account

1.)	[_______]	[_______]	YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

Investment Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account

1.)	None		YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

3.)			YES / NO	YES / NO	YES / NO

4.)			YES / NO	YES / NO	YES / NO

AGREEMENTS WITH PERSONS IN POSSESSION OF TANGIBLE COLLATERAL

Pursuant to Section 5.9(e) of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, tangible Collateral is located at the addresses set forth below; and (ii) to the extent required by Section 5.9(e) of the Loan Agreement, a Waiver has been executed and delivered to Agent, or such Waiver has been waived by Agent, [Note: If Borrower has located Collateral at any new location since the date of the last compliance certificate, please so indicate].

	Location of Collateral	Value of Collateral at such Locations	Waiver In place?	Complies?	New Location?

1.)		$	YES / NO	YES / NO	YES / NO

2.)		$	YES / NO	YES / NO	YES / NO

3.)		$	YES / NO	YES / NO	YES / NO

4.)		$	YES / NO	YES / NO	YES / NO

SUBSIDIARIES AND OTHER PERSONS

Pursuant to Section 6.14(a) of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, it has directly or indirectly acquired or created, or it intends to directly or indirectly acquire or create, each Subsidiary or other Person described below; and (ii) such Subsidiary or Person has been made a co-borrower under the Loan Agreement or a guarantor of the Obligations [Note: If Borrower has acquired or created any Subsidiary since the date of the last compliance certificate, please so indicate].

4 Company: Please complete with existing accounts.

3

	Name:	Jurisdiction of formation or organization:[5]	Co-borrower or guarantor?	Complies?	New Subsidiary or Person?

1.)			YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

3.)			YES / NO	YES / NO	YES / NO

4.)			YES / NO	YES / NO	YES / NO

EXPLANATIONS

________________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

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5 Under the “Explanations” heading (see below) please include a description of such Subsidiary’s or Person’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary if such information has not been previously furnished to Agent.

4

[Signature page to Compliance Certificate]

Very truly yours,

LifeMD, Inc.

By:
Name:
Title:*

* Must be executed by Borrower’s Chief Financial Officer or other executive officer.

SCHEDULE 1

LENDER COMMITMENTS

TRANCHE 1A COMMITMENTS

Lenders	Tranche 1A Commitment	Tranche 1A Commitment Percentage
Avenue Venture Opportunities Fund, L.P.	$6,000,000	40%
Avenue Venture Opportunities Fund II, L.P.	$9,000,000	60%
TOTAL COMMITMENTS	$15,000,000	100%

TRANCHE 1B COMMITMENTS

Lenders	Tranche 1B Commitment	Tranche 1B Commitment Percentage
Avenue Venture Opportunities Fund, L.P.	$2,000,000	40%
Avenue Venture Opportunities Fund II, L.P.	$3,000,000	60%

TOTAL COMMITMENTS	$5,000,000	100%